UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2004

ANTHEM, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Anthem, Inc. (“Anthem”) has entered into a First Supplemental Indenture (the “Supplemental Indenture”), dated as of August 27, 2004, with The Bank of New York, as trustee (the “Trustee”), which supplements the Senior Note Indenture between Anthem and the Trustee dated as of December 31, 2002. The Supplemental Indenture provides for the issuance of $200,000,000 aggregate principal amount of Anthem’s 3.50% notes due 2007 (the “Notes”). Pursuant to the Supplemental Indenture, the Notes will mature and the principal thereof will be due and payable together with all accrued and unpaid interest thereon on September 1, 2007. Interest will be paid on the Notes on March 1 and September 1 of each year, beginning March 1, 2005. The Notes are unsecured and unsubordinated obligations and will rank equally with Anthem’s other unsecured and unsubordinated indebtedness from time to time outstanding. Reference is made to the Supplemental Indenture filed as an exhibit to this Current Report on Form 8-K for the detailed terms thereof.

Anthem has had and may continue to have commercial and banking relationships with the Trustee in the ordinary course of business. The Trustee is the trustee under indentures pursuant to which Anthem issued $230 million of debentures as part of Anthem’s 6.00% equity security units. The Trustee is also the purchase contract agent for Anthem’s 6.00% equity security units. The Trustee is the trustee under indentures pursuant to which Anthem has issued $950 million of notes.

On August 25, 2004 Anthem entered into an Underwriting Agreement with Banc of America Securities LLC (the “Underwriter”) relating to the public offering of the Notes (the “Underwriting Agreement”). Pursuant to the terms of the Underwriting Agreement, Anthem agreed to issue and sell to the Underwriter, and the Underwriter agreed to purchase from Anthem, the $200,000,000 principal amount of the Notes. Pursuant to the terms of the Underwriting Agreement, Anthem has agreed to indemnify the Underwriter against, or contribute to payments that the Underwriter may be required to make in respect of, certain liabilities, including under the Securities Act of 1933. The closing of the sale of the Notes by Anthem to the Underwriter pursuant to the Underwriting Agreement occurred on August 27, 2004. Reference is made to the Underwriting Agreement filed as an exhibit to this Current Report on Form 8-K for the detailed terms thereof.

The Underwriter and its affiliates have from time to time provided, and may continue to provide in the future, various investment banking, commercial banking and/or financial advisory services to Anthem for which they have received, and will in the future receive, customary fees. An affiliate of the Underwriter is a participant in Anthem’s current senior credit facilities and in the bridge loan and the expanded senior credit facilities which will be entered into in connection with Anthem’s pending merger with WellPoint Health Networks Inc. In addition, the Underwriter was the owner of the $190,000,000 aggregate principal amount of Anthem’s 4.655% subordinated debentures that Anthem received as part of the proceeds from the offering of the Notes. The Underwriter purchased these debentures in connection with the August 11, 2004 remarketing of debentures.

Anthem’s entry into the Supplemental Indenture and the Underwriting Agreement was in connection with the offering of the Notes which were registered as part of Anthem’s Registration Statement on Form S-3 (Registration No. 333-101969) (the “Registration Statement”), declared effective by the Securities and Exchange Commission on December 24, 2002. On August 26, 2004, Anthem filed a final prospectus supplement, dated August 25, 2004, which supplements the prospectus in the Registration Statement and which relates to the issuance and sale of the Notes.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit No.	Exhibits

1.1	Underwriting Agreement, dated as of August 25, 2004, between Anthem, Inc. and Banc of America Securities LLC

4.20	First Supplemental Indenture, dated as of August 27, 2004, between Anthem, Inc. and The Bank of New York, as trustee

4.21	Form of Senior Notes (included as Exhibit A in Exhibit 4.20)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2004

ANTHEM, INC.

By:	/s/ DAVID R. FRICK
Name:	David R. Frick
Title:	Executive Vice President and Chief Legal and Administrative Officer